Exhibit 99.01

Press Release

www.shire.com

Second quarter 2012 results date notification – August 1, 2012

Dublin, Ireland – July 19, 2012 – Shire plc (LSE: SHP, NASDAQ: SHPG), the global specialty biopharmaceutical company, will announce second quarter 2012 earnings on Wednesday August 1, 2012.

Results press release will be issued at:	12:00 BST / 07:00 EDT
Investor conference call time:	14:00 BST / 09:00 EDT

Live conference call for investors:
Angus Russell, Chief Executive Officer and Graham Hetherington, Chief Financial Officer will host the investor and analyst conference call at 14:00 BST/9:00 EDT.

The details of the conference call are as follows:

UK dial in:	08082370030
US dial in:	1866 928 7517 or 1 718 873 9077
International dial in:	+44 2031394830
Password/Conf ID:	16001010#
Live Webcast:	http://www.shire.com/shireplc/en/investors

Replay:
A replay of the presentation will be available for two weeks by phone and by webcast for three months.  Details can be found on our Investor Relations website http://www.shire.com/shireplc/en/investors.

For further information please contact:

Investor Relations	Souheil Salah (ssalah@shire.com)	+44 1256 894 160
	Erin K. Kelly (erikelly@shire.com)	+1 781 482 9541

Notes to editors

SHIRE PLC
Shire’s strategic goal is to become the leading specialty biopharmaceutical company that focuses on meeting the needs of the specialist physician.  Shire focuses its business on attention deficit hyperactivity disorder, human genetic therapies, gastrointestinal diseases and regenerative medicine as well as opportunities in other therapeutic areas to the extent they arise through acquisitions.  Shire’s in-licensing, merger and acquisition efforts are focused on products in specialist markets with strong intellectual property protection and global rights.  Shire believes that a carefully selected and balanced portfolio of products with strategically aligned and relatively small-scale sales forces will deliver strong results.

For further information on Shire, please visit the Company’s website: www.shire.com.

Registered in Jersey, No. 99854, 22 Grenville Street, St Helier, Jersey JE4 8PX